EXHIBIT 3.1

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

ARTICLES OF INCORPORATION (PURSUANT TO NRS CHAPTER 78)	Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20080454902-04
Filing Date and Time 07/03/2008 6:36 a.m.
Entity Number E0438362008-2

1.	Name of Corporation:		GLOBAL COOLING TECHNOLOGIES CORP.

2.	Resident Agent:		State Agent and Transfer Syndicate
	for Service of Process:		112 North Curry Street
Carson City, Nevada 89703

3.	Authorized Stock:		Number of shares with par value: 125,000,000
Par value: $.00001
Number of shares without par value:

4.	Name &		David Rendina
	Addresses of Board		112 North Curry Street
	of Directors/Trustees:		Carson City, Nevada 89703

5.	Purpose:		Any lawful business purpose.

6.	Names, Addresses
and Signature
	of Incorporator:	David Rendina	/s/ David Rendina
Incorporator Signature

112 North Curry Street Carson City, Nevada 89703

7.	Certificate of Acceptance
of Appointment of
	Registered Agent:		I hereby accept appointment as Resident Agent for the above
named Entity

		/s/ Tristin Alishio	Date: July 3, 2008
Authorized Signature of Registered Agent
or On Behalf of Registered Agent Entity

NUMBER OF PAGES ATTACHED: 1

 PAGE 2 OF
ARTICLES OF INCORPORATION
OF
GLOBAL COOLING TECHNOLOGIES CORP.

3.  Continuation of “Shares” Article from Page 1

3.1      Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue shall consist of one hundred twenty-five million shares (125,000,000), consisting of one hundred million shares (100,000,000) of common stock, par value $0.00001 per share (the “Common Stock”), and twenty-five million shares (25,000,000) of “blank check” preferred stock, par value $0.00001 per share (the “Preferred Stock”).  The board of directors of the Corporation (the “Board of Directors”) is authorized, subject to any limitation prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada (such certificate being hereinafter referred to as the “Certificate of Designations”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitation or restrictions thereof.

8.  Acquisitions of Controlling Interest and Interested Stockholders

8.1      Acquisition of Controlling Interest. The Corporation elects not to be governed by NRS 78.378 to 78.3793.

8.2.      Combinations with Interested Stockholders. The Corporation elects not to be governed by NRS 78.411 to 78.444.